Exhibit 99.1

AMENDED AND RESTATED

SUPPLY AGREEMENT

between

ISTA PHARMACEUTICALS, INC.

and

BIOZYME LABORATORIES, LTD.

AMENDED AND RESTATED

SUPPLY AGREEMENT

This Amended and Restated Supply Agreement (the “Agreement”) is entered into as of the 16th day of June, 2004 (the “Effective Date”) by and between Biozyme Laboratories, Ltd., a company incorporated in England and Wales under number 1034731 whose registered office is at Unit 6, Gilchrist Thomas Estate, Blaenavon, Gwent, NP4 9RL, United Kingdom (“Biozyme”) and ISTA Pharmaceuticals, Inc., a Delaware corporation whose corporate office is situated at 15279 Alton Parkway, Suite 100, Irvine, California 92618 (“ISTA”).

RECITALS

A. Biozyme and Advanced Corneal Systems, Inc., a California corporation (“ACS”), entered into that certain Supply Agreement, dated as of September 23, 1999 (the “Original Supply Agreement”), pursuant to which Biozyme agreed to supply to ACS and ACS agreed to purchase from Biozyme quantities of the Product; and,

B. In March 2000, ACS changed its name to “ISTA Pharmaceuticals, Inc.” and in August 2000 reincorporated as a Delaware corporation; and,

C. Biozyme and ISTA now desire to amend and restate the Original Supply Agreement in its entirety as provided herein.

NOW, THEREFORE, the parties hereby agree to amend and restate the Original Supply Agreement as follows:

ARTICLE 1.

DEFINITIONS

1.1 “Act” means the United States Food, Drug and Cosmetic Act, as amended from time to time and the regulations promulgated thereunder

1.2 “Affiliate” shall mean (i) any entity or person which directly or indirectly owns, is owned by, or under common ownership with a party to the extent of more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and (ii) any entity or person actually controlled by, controlling or under common control with such party.

1.3 “Biozyme Non-Controlled Affiliate” shall mean any Affiliate of Biozyme that is not a Biozyme Subsidiary.

1.4 “Biozyme Subsidiary” shall mean (i) any entity or person which is owned, directly or indirectly, by Biozyme to the extent of more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and (ii) any entity or person actually controlled by Biozyme.

1.5 “Equipment” shall have the meaning set forth in Section 2.3.

1.6 “Facility” means the facility at Biozyme Laboratories, Ltd., Blaenavon Gwent, NP4 9RL South Wales, United Kingdom.

1.7 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.8 “GMP Grade” means Product that has been produced in accordance with applicable Good Manufacturing Practices with respect to active pharmaceutical ingredients.

1.9 “Good Manufacturing Practices” or “GMP” means the current good manufacturing practices for manufacturing active pharmaceutical ingredients as set forth in 21 CFR Parts 210 and 211 and the Rules Governing Medical Products in the European Community as set forth in Volume IV; Guide to Good Manufacturing Practice for the Manufacturing of Active Pharmaceutical Ingredients.

1.10 “License Agreement” shall mean that certain Technology License Agreement dated as of the Effective Date between Biozyme and ISTA.

1.11 “Hyaluronidase” shall mean any and all animal sourced hyaluronidases.

1.12 “Master Batch Records” means the master product and control records and related specifications for the Product in the versions approved by ISTA as indicated on Exhibit D or as otherwise mutually agreed in writing by ISTA and Biozyme from time to time.

1.13 “Ophthalmic Applications” means any application or use, whether research or commercial, of Hyaluronidase or a product containing Hyaluronidase to, in, around or on the human or animal eye.

1.14 “PPI” means the Producer Price Index for pharmaceutical preparations as published by the Bureau of Labor Statistics of the U.S. Department of Labor.

1.15 “Product” means Hyaluronidase manufactured in accordance with the Specifications.

1.16 “Specifications” means the manufacturing, quality control, packaging, labeling, shipping and storage specifications for the Product, as set forth in Exhibit A hereto or as otherwise mutually agreed in writing by ISTA and Biozyme from time to time.

1.17 “Spreading Agent Applications” means any application or use, whether research or commercial, of Hyaluronidase or a product containing Hyaluronidase as a spreading agent to facilitate the dispersion and absorption of other drugs in humans or animals.

1.18 “Unit” means that amount of enzyme causing the same turbidity reduction as the ‘United States Pharmacopoeia Unit’ (USP Units) as compared with the United States Pharmacopoeia Standard meeting the applicable Specifications.

ARTICLE 2.

CERTIFICATION AND APPROVAL

2.1 Certification. The parties agree that Biozyme has met the requirements of third party certification (“GMP Certification”) that the manufacture of Product by Biozyme at the Facility is in compliance with Good Manufacturing Practices. During the term of this Agreement, Biozyme shall, at its expense, maintain the Facility and manufacture the Product in accordance with all applicable GMP requirements.

2.2 Milestone Payment. As consideration for obtaining the GMP Certification pursuant to Section 2.1 above, within ten (10) days of the Effective Date, ISTA shall pay to Biozyme [    *    ].

2.3 Equipment.

2.3.1 Biozyme and ISTA acknowledge that ISTA owns certain equipment in Biozyme’s possession at the Facility which Biozyme utilizes in the production of the Product, including but not limited to the equipment listed in Exhibit B attached hereto (“Equipment”). Biozyme and ISTA further acknowledge that the Equipment has been installed in the Facility and is currently in good working order and repair. Effective as of the Effective Date, ISTA shall, and it hereby does, assign, convey and transfer to Biozyme, AS IS, WHERE IS, WITHOUT RECOURSE, REPRESENTATIONS OR WARRANTY, all of ISTA’s right, title and interest in and to the Equipment. ISTA agrees to execute all assignment and other documents, testify and to do all such other acts as may be reasonably necessary or reasonably appropriate to transfer and enforce all rights, title and interests transferred hereunder, at the reasonable request and expense of Biozyme. Subject to the terms and conditions of the License Agreement and Biozyme’s full compliance with all applicable regulatory requirements, Biozyme shall be free to utilize the Equipment for any purpose; provided, however, that in the event of any shortage of manufacturing capacity with respect to the Equipment, Product ordered by ISTA in accordance with the forecasting and ordering requirements of this Agreement shall have priority over any other products that Biozyme may manufacture using the Equipment; and provided further that, the Equipment shall not be used to process bovine sourced materials or any other materials which pose a risk of containing transmissable spongiform encephalopathies (“TSE”) or other infectious diseases or conditions.

2.3.2 Biozyme, at its expense, shall make all necessary site preparations and cause the Equipment to be operated in accordance with any applicable operating manuals, manufacturer’s instructions and GMP requirements. Biozyme shall effect and bear the expense of all necessary repair, maintenance, operation and replacement of the Equipment required in order to maintain the Equipment in good condition, reasonable wear and tear excepted, and to comply with all applicable laws to which the use and operation of the Equipment may be or become subject. All replacement Equipment and parts obtained by Biozyme in connection with such maintenance or repair shall be the sole and exclusive property of Biozyme.

2.3.3 Biozyme shall obtain and maintain for the term of this Agreement, at its own expense, (a) “all risk” insurance against loss or damage to the Equipment, and (b) commercial general liability insurance (including contractual liability, products liability and completed operations coverage) reasonably satisfactory to ISTA.

ARTICLE 3.

SUPPLY

3.1 Product Supply. Subject to the terms and conditions of this Agreement, Biozyme shall exclusively supply ISTA with ISTA’s requirements for Product, which shall not be less than the minimum quantities of the Product set forth in Section 3.6, during the term of this Agreement. Provided that ISTA has fulfilled its obligations under Section 3.6, ISTA may obtain Product from sources other than Biozyme (including, without limitation, through the practice by ISTA or its sublicensee or other designee of the license granted to ISTA under the License Agreement). Subject to the terms and conditions of this Agreement, ISTA hereby grants to Biozyme and the Biozyme Subsidiaries for the term of this Agreement a non-exclusive, royalty-free sublicense under the exclusive license granted to ISTA pursuant to the License Agreement to use the Technology (as defined in the License Agreement) for the sole purpose of performing Biozyme’s obligations under this Agreement. Notwithstanding any provision of this Agreement to the contrary, ISTA shall not commercialize (i.e. sell or market in commercial quantities) Product supplied by Biozyme hereunder for use as an anti-edema or anti-inflammatory agent or as a pharmaceutical radiological agent, except in connection with Ophthalmic Applications and Spreading Agent Applications. Except as expressly set forth in the preceding sentence, ISTA shall have no restrictions concerning its development, use or commercialization of Product supplied by Biozyme hereunder.

3.2 Restriction. During the term of this Agreement and for five (5) years after its termination or expiration, neither Biozyme nor any Biozyme Subsidiary shall use, or knowingly supply to any Biozyme Non-Controlled Affiliate or any third party for use, Hyaluronidase (including but not limited to the Product or any product containing Hyaluronidase), in Ophthalmic Applications or Spreading Agent Applications. In addition, neither Biozyme nor any Biozyme Subsidiary shall authorize or assist any Biozyme Non-Controlled Affiliate or any third party to produce, manufacture or use Hyaluronidase (including but not limited to the Product or any product containing Hyaluronidase) for use in Ophthalmic Applications or Spreading Agent Applications. In addition to any other rights of ISTA hereunder, Biozyme and any Biozyme Subsidiary shall immediately cease any use or supply of Hyaluronidase (including but not limited to the Product or any product containing Hyaluronidase), and terminate any authorization or assistance, upon written notice from ISTA that Hyaluronidase (including but not limited to the Product or any product containing Hyaluronidase) produced, supplied or authorized by Biozyme or any Biozyme Subsidiary is being used in Ophthalmic Applications or Spreading Agent Applications, which without limiting the foregoing, is deemed to be the case with respect to any such Hyaluronidase that is shipped to any ophthalmologists, retinal specialists, dermatologists, plastic surgeons, pediatricians or related specialists. The parties acknowledge and agree that the foregoing restrictions are necessary and reasonable to protect ISTA Confidential Information in Biozyme’s possession and, absent such restrictions, such ISTA Confidential Information would be inevitably and unfairly exploited to ISTA’s detriment. ISTA’s rights under this Section 3.2 are in addition to any other rights of ISTA, including, without limitation, its rights under the License Agreement.

3.3 Forecasts.

3.3.1 The following is ISTA’s initial forecast of the quantities of the Product estimated to be required for the calendar year 2004:

[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

ISTA has submitted and Biozyme has accepted ISTA Purchase Order No. 3291 for the above forecasted quantities for First Quarter 2004.

3.3.2 During the term of this Agreement, at least sixty (60) days prior to the start of each calendar quarter (“Q1”), ISTA shall provide Biozyme with a rolling written forecast of the quantities of Product estimated to be required on a quarterly basis during Q1 and the next three (3) quarters (“Q2” through “Q4”).

3.4 Orders. ISTA shall place orders with Biozyme at any time for delivery of the Product specifying the amount of Product ordered and required delivery date(s). Biozyme shall accept such orders from ISTA, subject to the terms and conditions of this Agreement, provided that Biozyme shall not be obligated to accept orders for any given quarter to the extent the quantity ordered exceeds 120% of the quantity forecast in the forecast provided under Section 3.3 for the immediately preceding calendar quarter, but shall use good faith efforts to fill orders for such quantities from available supplies. Upon acceptance by Biozyme, each ISTA order shall be final and not subject to modification without the consent of Biozyme and ISTA.

3.5 Form of Order. ISTA’s orders shall be made pursuant to a written purchase order, and shall provide for shipment in accordance with reasonable delivery schedules as may be agreed upon from time to time in writing by Biozyme and ISTA.

3.5.1 All sales of the Product pursuant to this Agreement shall be subject to the standard terms and conditions of sale of Biozyme from time to time set out in its Biozyme Laboratories Ltd. catalogue, except to the extent that any provision of those terms and conditions of sale is inconsistent with any provisions of this Agreement in which event the latter shall prevail; or

3.5.2 Biozyme and ISTA may agree in writing to vary those terms and conditions of sale.

3.6 Annual Purchase Requirements.

3.6.1 ISTA shall be required to order the following minimum quantities of GMP Grade Product for the calendar years as indicated:

[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

*	Orders placed by ISTA in the fourth quarter of any calendar year for delivery in the subsequent calendar year shall go toward meeting the subsequent year minimum purchase requirements. For example, orders placed by ISTA in the [ * ] of [ * ] for delivery in [ * ] shall go toward meeting [ * ] minimum purchase requirements.

3.7 Pricing.

3.7.1 The price for the Product shall be [        *        ] for GMP Grade Product, subject to adjustment as provided in this Section 3.7.

3.7.2 The price set forth in Section 3.7.1 shall remain fixed until [        *        ]. Thereafter, any increase in the price for the Product shall be presented to ISTA by Biozyme not later than ninety (90) days prior to the proposed effective date of the pricing change and shall provide reasonable justification for the pricing increase. In no event shall such pricing increase (i) be applicable to purchase orders accepted by Biozyme prior to the effective date of the pricing change and (ii) exceed (when aggregated with all other pricing increases for the prior twelve month period), on a percentage basis, the increase in the PPI for such prior twelve month period, unless such increase is due to a documented increase in Biozyme’s cost for the purchase of ovine raw material.

3.7.3 Notwithstanding Section 3.7.2, Biozyme shall be entitled to increase the price of the Product to cover extra expenses which are a direct result of changes to the Specifications requested by ISTA.

3.8 Payment. Upon release of the Product by Biozyme’s quality assurance department for shipment, Biozyme will generate and deliver to ISTA an invoice for the quantities delivered. ISTA shall remit payment to Biozyme within thirty-five (35) days of such invoice date. Notwithstanding the foregoing, Biozyme may deliver an invoice for forecasted Product quantities for the Fourth Quarter of 2004 as set forth in Section 3.3.1 (the “Q4 Invoice”) before shipment of such quantities of Product to ISTA; and ISTA shall remit payment for such Q4 Invoice within thirty-five (35) days after the later of the date of such Q4 Invoice or the date of receipt of the Product identified in the Q4 Invoice.

3.9 Delivery. Biozyme shall provide delivery of the Product, subject to the provisions in Section 3.4 as follows:

(a) ISTA orders for shipments of Product less than [        *        ]: within [        *        ] of receipt of ISTA order.

(b) ISTA orders for shipments of Product more than [        *        ]: within [        *        ] of receipt of ISTA order.

3.10 Shipping Requirements. Biozyme shall be responsible for arranging for shipment of Product in accordance with shipping instructions which ISTA shall provide to Biozyme reasonably in advance of any such shipment (including, without limitation, destination point and courier). Prior to delivering Product to the courier, Biozyme shall package the material in accordance with good commercial practice with respect to protection of the Product during transportation and to comply with any applicable regulations and government requirements. ISTA shall be responsible for (i) obtaining all governmental permits, consents and approvals which are required in order to export Product from the United Kingdom and import the Product into the country of destination, and (ii) making any notifications or other filings (whether before or after shipment) which are required in connection with the exportation of Product from the United Kingdom or importation of Product into the country of destination. All out-of-pocket costs associated with freight insurance and custom duties, as well as any special packaging expenses shall be paid by ISTA.

3.11 Title and Risk of Loss. Title and risk of loss or damage shall pass to ISTA upon delivery of Product to the courier approved by ISTA. In all cases, delivery of Product shall be FOB point of shipment.

3.12 Expiry Dating. Subject to the issue and availability of the export certification from applicable authorities, Biozyme shall ensure that all Quality Control Product samples with respect to each batch of Product shipped to ISTA, at the time of shipment by Biozyme, shall have expiry dating which is no more than ten (10) business days into the expiry schedule for such Product as specified in its New Drug Application as filed by ISTA with the FDA.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

4.1 Product Warranties. Biozyme represents and warrants for the period of this Agreement and for the twelve (12) months immediately following termination that (i) each shipment of Product will conform to the Specifications, and all Product produced under this Agreement shall be GMP Grade, (ii) its standard manufacturing procedures conform to the applicable requirements of all applicable Specifications at the time it is shipped hereunder, and (iii) to the best of Biozyme’s knowledge, the Product does not infringe the intellectual property rights of any third party.

4.2 Testing Warranties. Biozyme represents and warrants for the period of this Agreement and for the twelve (12) months immediately following termination that it shall use due care in conducting the testing specified in Article 5 hereof and shall perform all such testing in accordance with the terms of this Agreement and generally prevailing industry standards.

ARTICLE 5.

QUALITY ASSURANCE REQUIREMENTS

5.1 Release Testing. The release tests for the Product are set forth in Exhibit C. Biozyme shall perform release tests on each batch of Product as outlined in Exhibit C-1. Concurrently, Biozyme shall provide ISTA with Quality Control Product samples for testing by ISTA. ISTA shall perform the release tests as outlined in Exhibit C-2. Biozyme shall provide ISTA with written certification that the Product batch has been manufactured according to Specifications and GMP, shall provide ISTA the results of Biozyme’s release testing of the Product batch, and shall inform ISTA of manufacturing or testing deviations associated with the Product batch. Based on review of Biozyme test results, ISTA’s test results and Biozyme batch documentation (collectively, “Release Testing”) ISTA will disposition (i.e., release or reject) the Product batch.

5.2 Stability Testing. ISTA shall be responsible for conducting stability testing of the Product. Upon completion of such testing, ISTA shall provide Biozyme with a certification, executed by ISTA quality assurance, certifying to Biozyme that ISTA has completed the stability testing of the Product and informing Biozyme the specific expiry dating for the Product as supported by such stability testing. Biozyme shall indicate on all Product the applicable expiry dating as set forth in the foregoing certificate of ISTA.

5.3 Retains. Biozyme shall retain a sufficient quantity of each production run of Product to enable the performance of the tests required by this Article 5 at least twice. Such samples shall be retained during such period as is required by the Specifications, GMP requirements and all applicable regulatory requirements.

5.4 Maintenance of Records. Biozyme shall keep, for a period of seven (7) years following the end of the relevant calendar quarter, or such longer period as shall be required by the Act or the applicable regulatory authorities in any jurisdiction in which the Product is sold, exact, true and complete records of all operations involved in the manufacture, testing, storage and shipping of Product produced in such calendar quarter. Within sixty (60) days of January 1 of each year during the term hereof, Biozyme shall provide ISTA with a copy of an Annual Product Review report encompassing all batches of Product manufactured on behalf of ISTA during the preceding 12 months. The foregoing report shall include, but not be limited to, summaries of batch data, deviations, adverse trends, environmental monitoring trends, and changes to the Facility, manufacturing processes, or testing processes, and copies of document changes, in each case related to the Product or its manufacture and supply hereunder.

5.5 Inspection of Manufacturing Facility and Manufacturing Data. Biozyme will permit ISTA representatives or its designates to visit the Facility, during normal working hours and with reasonable prior written notice, to observe the performance of the manufacturing, handling, storage and shipping of Product hereunder, discuss such activities with appropriate officials of Biozyme, inspect (and if reasonably necessary copy) all records and data required to be maintained pursuant to this Article 5, and analyze any tangible material relevant thereto which is then within Biozyme’s control and which is reasonably available for such testing. Biozyme will cooperate with ISTA and any governmental authority in evaluating any complaint or claim by such governmental authority, or adverse drug reaction report, related to the Product, and shall provide information and take such other steps as may be necessary or appropriate to comply with all requirements imposed by any regulatory authority in any jurisdiction in which the Product is sold with respect to the Product. ISTA shall be entitled to exercise its rights pursuant to this Section 5.5 until the expiration of the record retention period described in Section 5.4.

5.6 FDA Inspection of Facility. Biozyme shall promptly provide ISTA with any correspondence and other documentation regarding Product that is received from or provided to FDA, United Kingdom or European regulatory authorities in connection with inspection of the Facility, including without limitation any post-inspection reports and any Establishment Inspection Reports.

5.7 Subcontracting. It is understood that in fulfilling its obligations hereunder, Biozyme may subcontract such obligations for the testing pursuant to Sections 5.1 and 5.2; provided that Biozyme shall at all times be responsible to ISTA for the performance of such subcontractors.

5.8 Reprocessing. Reprocessing of the Product at any stage of its manufacture will be permitted only following written notification of ISTA by Biozyme.

5.9 Dedicated Batches. Biozyme shall not split any batches of Stage 1 Hyaluronidase (as defined in the Master Batch Records) or any batches of materials of intermittent stages, derived from a batch of Stage 1 Hyaluronidase, up to and including batches of the finished Product for any use (including diagnostics) other than the supply of Product to ISTA hereunder. Within twelve (12) months of Biozyme’s manufacture of any batch of Stage 1 Hyaluronidase, ISTA agrees to purchase all Product produced from such batch, from time to time during such twelve (12) month period pursuant to its purchase orders; provided that, such batch was not manufactured prior to the Effective Date and was manufactured in direct response to an ISTA purchase order for Product; and provided further, such Product complies with the Specifications and the other provisions of this Agreement.

5.10 Recall. In the event either party believes it may be necessary to conduct a recall, field correction, market withdrawal, stock recovery, or other similar action with respect to any ISTA product containing the Product (a “Recall”), the parties shall consult with each other as to how best to proceed, it being understood and agreed that the final decision as to any Recall of any such ISTA product shall be made by ISTA. ISTA shall bear all reasonable costs in connection with any such Recall; provided, however, that, in addition to any other rights of ISTA hereunder, Biozyme shall reimburse ISTA for all out of pocket expenses reasonably incurred by ISTA in connection with any such Recall to the extent attributable to any breach by Biozyme hereof.

5.11 Master Batch Records and Specifications Changes. Neither (i) the Master Batch Records, (ii) the Specifications, nor (iii) the Release Testing specifications set forth in Exhibit C shall be changed by Biozyme without the prior written consent of ISTA.

5.12 Existing Technical Agreement. Notwithstanding anything herein to the contrary (including without limitation Article 11), the parties acknowledge and agree that the Technical Agreement dated February 7, 2003 between the parties (the “Technical Agreement”) with respect to the manufacture and supply of Product by Biozyme to ISTA is in full force and effect and the parties shall continue to comply with its terms with respect to all Product supplied by Biozyme to ISTA under this Agreement. To the extent any of the terms of the Technical Agreement conflict with the terms of this Agreement, the terms of this Agreement shall control.

ARTICLE 6.

ACCEPTANCE OF PRODUCT

6.1 Review of Results of Release Testing. ISTA shall promptly accept all Units of Product supplied to it in accordance with this Agreement, but shall have the right to reject any Product which does not meet the Specifications according to the manufacturing records and results of the Release Testing relating to such Product. ISTA agrees to review such data and records and indicate to Biozyme in writing within thirty (30) calendar days after receipt thereof whether it accepts the applicable Product or rejects such Product for failure to meet the Specifications or, if both Biozyme and ISTA agree in writing, to delay its response for a mutually agreed upon period of time. In the event that ISTA shall not have so rejected Product in writing within the time period described above, ISTA shall be deemed to have accepted such Product. It is understood and agreed that ISTA’s review of data or its acceptance (or deemed acceptance) of Product pursuant to the provisions of this Section 6.1 shall in no way modify or diminish Biozyme’s obligations hereunder.

6.2 Rejection of Product. If ISTA rejects any Product, then it shall provide Biozyme with a reasonably detailed description of the basis for such rejection. Within thirty (30) business days of receiving ISTA’s notice of rejection, Biozyme shall notify ISTA as to whether it agrees with such rejection.

6.3 Results of Regulatory Authority Inspections. In no event shall ISTA be required to accept any Product in the event that the results of any FDA, United Kingdom or European regulatory authority inspection of the Facility indicate that the Facility was not being operated at the time the Product was produced, or the Product is not being manufactured, handled, stored, packaged or shipped, in accordance with the applicable regulatory standards.

ARTICLE 7.

SHORTAGE OF SUPPLY

7.1 Notification. If at any time Biozyme becomes unable to supply requirements for the Product, or becomes aware that it will be unable to supply, Biozyme shall promptly notify ISTA in writing. In such event, representatives from ISTA and Biozyme shall, at their own expense and at their earliest opportunity, convene to address the problem, including locating alternative suppliers and/or facilities to increase production and any other actions necessary to resolve the problem.

7.2 Priority Allocation. During the term of the Agreement, and in accordance with Article 3, Biozyme shall provide ISTA with a priority allocation of ovine raw materials used to manufacture the product and shall not allocate ovine raw materials to other manufacturing operations until ISTA’s requirements pursuant to Article 3 are satisfied.

7.3 Other Remedies. In the event that Biozyme fails to supply to ISTA quantities of Product that Biozyme is otherwise obligated to supply under this Agreement, and such failure is the result of Biozyme’s willful breach of its obligations hereunder or its gross negligence, the remedies in Articles 7 and 9 shall not be exclusive and ISTA shall be entitled to damages and/or other remedies legally available. In the event that ISTA fails to purchase the minimum quantities of Product set forth in Section 3.6, Biozyme shall be entitled to terminate the Agreement forthwith and shall be entitled to damages in line with outstanding minimum purchases; provided however, that ISTA may fulfill its obligations to Biozyme under Section 3.6 by rendering to Biozyme a payment in the amount equal to that which would be paid to Biozyme for such minimum purchases.

ARTICLE 8.

CONFIDENTIALITY

8.1 Confidential Information.

8.1.1 Confidentiality. All information submitted by one party to the other in connection with this Agreement identified as confidential at the time of disclosure shall be considered as confidential (“Confidential Information”) and shall be utilized only pursuant to the purposes set forth hereunder. During the term of this Agreement and for a period of five (5) years thereafter, neither party shall disclose to any third party any Confidential Information received from the other party without the specific written consent of such party, nor shall Biozyme disclose to any Biozyme Non-Controlled Affiliate any Technology (as defined in the License Agreement) or other Confidential Information of ISTA. The foregoing shall not apply where such information: a) was or becomes public through no fault of the receiving party, b) was, at the time of receipt, already in the possession of receiving party as evidenced by its prior written records, c) was obtained from a third party legally entitled to use and disclose the same, d) is independently developed by the receiving party without use of any Confidential Information of the disclosing party, or e) is required by law to be disclosed to a court or governmental agency.

8.1.2 Permitted Use and Disclosures. Notwithstanding Section 8.1.1 above, each party hereto may use or disclose information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, making a permitted sublicense or otherwise exercising its rights hereunder, provided that if a party is required to make any such disclosure of another party’s Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

8.1.3 Confidential Terms. Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party; provided, disclosures may be made as required by securities or other applicable laws, or United Kingdom Listing Authority requirements, or to actual or prospective investors or corporate partners, or to a party’s accountants, lenders, attorneys and other professional advisors.

ARTICLE 9.

TERM

9.1 Term. This Agreement shall be effective as of the Effective Date and, unless earlier terminated in accordance with the provisions of this Article 9, shall continue in full force and effect until terminated by mutual agreement of the parties.

9.2 Termination for Cause.

9.2.1 Either party may terminate this Agreement for cause upon written notice to the other party in the event that there has been a material breach by the other party of any of the terms of this Agreement and the other party has failed to cure such breach within sixty (60) days after receipt of written notice thereof. Such termination rights shall be in addition to and not in substitution for any other remedies that may be available to the party serving such notice against the party in default. Termination pursuant to this Article 9 shall not relieve the party in default from liability and damages to the other party for breach. Waiver by either party of a single default or a succession of defaults shall not deprive such party of any right to terminate this Agreement arising by reason of any subsequent default.

9.2.2 ISTA may terminate this Agreement if Biozyme fails to satisfy its obligations under Article 3.

9.3 Termination with Notice.

9.3.1 By ISTA. On or after December 31, 2004, ISTA may terminate this Agreement upon twelve (12) months prior written notice to Biozyme. At the end of this twelve-month period and following delivery of all outstanding orders, ISTA shall purchase Biozyme’s remaining inventory of usable ovine raw material which was reasonably acquired to fulfill ISTA requirements as defined under Article 3 at Biozyme’s cost of such raw materials.

9.3.2 By Biozyme. At any time during the term of this Agreement, Biozyme may terminate this Agreement upon thirty-six (36) months prior written notice to ISTA.

9.4 Effect of Expiration or Termination on Agreement. Termination of this Agreement shall not relieve the parties of any obligation occurring or incurred prior to such termination, including without limitation, any obligation of ISTA to pay for Product which has been manufactured prior to termination or of Biozyme to manufacture and supply any Product ordered prior to termination.

9.5 Survival. The rights and obligations of the parties set forth in Articles 4, 8, 10 and 11 and Sections 3.2, 5.3, 5.4, 5.5, 5.10, 9.4 and 9.5 shall survive and remain in full force and effect after the expiration, cancellation or termination of this Agreement for any reason pursuant to the period of time specified in each of these Articles or Sections.

ARTICLE 10.

MISCELLANEOUS

10.1 Suppliers. Without limiting Biozyme’s responsibilities under this Agreement, Biozyme shall have the right at any time to satisfy its supply obligations to ISTA hereunder either in whole or in part through arrangements with third parties engaged to perform services or supply facilities or goods in connection with the manufacture, testing, and/or packaging of Product; provided, however, that ISTA must receive prior written notice of any proposed change in the suppliers of the raw material used to manufacture the Product.

10.2 Force Majeure. Neither party to this Agreement will be liable to the other party for failure or delay in the performance of any of its obligations hereunder, if such failure or delay is due to causes beyond its reasonable control, including, but not limited to, acts of God, earthquakes, fires, strikes, acts of war, or intervention of any governmental authority, but any such delay or failure will be remedied by such party as soon as possible after the removal of the cause of such failure or delay.

10.3 Relationship of the Parties. For all purposes of this Agreement, Biozyme and ISTA will be deemed to be independent entities, and anything in this Agreement to the contrary notwithstanding, nothing herein will be deemed to constitute Biozyme and ISTA as partners, joint venturers, co-owners, or any entity separate and apart from each party itself, nor will this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, except as expressly provided in this Agreement, no party hereto will assume nor will be liable for any liabilities or obligations of the other party, whether past, present or future.

10.4 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, except that either party may assign this Agreement, in whole or in part, to the successor (including the surviving company in any consolidation, reorganization or merger) or assignee of all or substantially all of its business. This Agreement will be binding upon any permitted assignee of either party. No assignment permitted hereunder will have the effect of relieving any party to this Agreement of any obligations hereunder.

10.5 Entire Agreement. This Agreement, the exhibits hereto and the Technical Agreement set forth the entire understanding between the parties relating to the subject matter contained herein and may not be modified, amended or discharged except as expressly stated in this Agreement or by a written agreement signed by the parties hereto.

10.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, it will be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it will be stricken and the remaining provisions will remain in full force and effect; provided, however, that if a provision is stricken so as to significantly alter the economic arrangements of this Agreement, the party adversely affected may terminate this Agreement upon sixty (60) days’ prior written notice to the other party.

10.7 Headings. The headings set forth at the beginning of the various sections of this Agreement are for reference and convenience and will not affect the meanings of the provisions of this Agreement.

10.8 Notices. Any required notices under this Agreement will be in writing and be given by either party to the other in or by facsimile transmission or by letter sent via courier, and sent to the address or place of business of the other party as shown below and the notice will operate and be deemed to have been given at the earliest of either the time of delivery or at expiration of one business day from the date of the facsimile transmission or three business days from the date the letter is deposited with the courier service, and proof that the fax or telegram was sent or that the letter was properly addressed and deposited will be sufficient evidence of service.

Any such notice given to Biozyme will be addressed to:

Biozyme Laboratories, Ltd.

Unit 6, Gilchrist Thomas Estate

Blaenavon, Gwent NP4 9RL

South Wales

United Kingdom

Attn: John Chesham, Ph.D.

Managing Director

Fax: +44 (0) 14 9579 0678

With a copy to Biozyme’s counsel:

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

Attn: Daniel Zimmerman

Fax: (650) 849-7400

Any notice to be given to ISTA will be addressed to:

ISTA Pharmaceuticals, Inc.

15279 Alton Pkwy

Suite 100

Irvine, California 92618 USA

Attn: Lauren Silvernail,

Chief Financial Officer

Fax: (949) 789-7744

With a copy to ISTA’s counsel:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Attention: Robert C. Funsten

Fax: (949) 725-4100

10.9 Public Disclosure. Neither party will originate any publicity, news release or public announcement, written or oral, whether to the public, the press, public stockholders or otherwise, referring to the subject matter of this Agreement, the performance under it, or any of its specific terms and conditions, except such statements or announcements, as in the opinion of the counsel for the party making such announcement, are required by law, including United States securities laws, rules or regulations, the U.K. Companies Act requirements and the listing rules of the United Kingdom Listing Authority, without the prior written consent of the other party. If a party decides to make a statement or announcement it believes to be required by law or such requirements or rules with respect to this Agreement, it will give the other party such notice as is reasonably practicable and an opportunity to comment upon the statement or announcement.

10.10 Amendment; No Waiver. This Agreement may be amended in a written amendment signed by both parties hereto. Any waiver by any party hereto of a breach of any provisions of this Agreement will not be implied and will not be valid unless such waiver is made in a writing signed by such party. Failure of any party to require, in one or more instances, performance by the other party in strict accordance with the terms and conditions of this Agreement will not be deemed a waiver of the future performance of any such terms or conditions or of any other terms and conditions of this Agreement. A waiver by either party of any term or condition of this Agreement will not be deemed or construed to be a waiver of such term or condition or any other term or condition. All rights, remedies, undertakings, obligations and agreements contained in this Agreement will be cumulative and none of them will be a limitation of any other remedy, right, undertaking, obligation or agreement of either party.

10.11 No Conflict. Each party represents that neither this Agreement nor any of its obligations hereunder will conflict or result in a breach of any arrangement or agreement between such party and any third party. Each party represents that it has not been debarred and has not been the subject of debarment proceedings by the FDA or any other regulatory authority. Each party will undertake the activities to be undertaken by it pursuant to this Agreement in compliance with applicable laws.

10.12 Governing Law. This Agreement will be governed by the laws of the State of New Jersey, excluding any choice of law rules which may direct the application of the laws of another jurisdiction. Each party hereby submits itself for the purposes of this Agreement and any controversy arising hereunder to the jurisdiction of the state and federal courts of the State of New Jersey, and any courts of appeal therefrom, and waives any objection on the grounds of lack of jurisdiction (including, without limitation, venue) to the exercise of such jurisdiction over it by any such courts. Furthermore, in the event of any proceeding or dispute hereunder, the party that prevails therein shall be entitled to have the other party reimburse it for any and all costs and expenses incurred in connection with such proceeding or dispute, including without limitation reasonable attorneys’ fees incurred. The UNCITRAL Convention for the International Sale of Goods, as well as any other unified law relating to the conclusion and implementation of contracts for international sales of goods, shall not apply.

10.13 No Strict Construction. This Agreement has been prepared jointly by the parties and shall not be strictly construed against either party.

10.14 Counterparts. This Agreement may be executed in two counterparts, both of which, taken together, shall constitute the full agreement of the parties.

ARTICLE 11.

MUTUAL RELEASE

11.1 Release by Biozyme. As consideration for and in connection with the execution of this Agreement, and except as to the obligations arising out of this Agreement, Biozyme, on behalf of itself and its Affiliates, and each of its and their respective officers, directors and employees, hereby generally and specially releases, discharges and acquits ISTA and its Affiliates and ISTA’s and its Affiliate’s respective officers, directors, employees and shareholders, from any and all claims, liabilities, actions, causes of action, obligations, costs, damages, attorneys’ fees, losses, and demands which have existed, do presently exist or may exist, arising out of or relating to the Original Supply Agreement. Biozyme represents and warrants that in executing this Agreement, it does so with full knowledge of any and all rights, which it may have with respect to any of the foregoing releases.

11.2 Release by ISTA. As consideration for and in connection with the execution of this Agreement, and except as to the obligations arising out of this Agreement, ISTA, on behalf of itself and its Affiliates, and each of its and their respective officers, directors and employees, hereby generally and specially releases, discharges and acquits Biozyme and its Affiliates and Biozyme’s and its Affiliate’s respective officers, directors, employees and shareholders, from any and all claims, liabilities, actions, causes of action, obligations, costs, damages, attorneys’ fees, losses, and demands which have existed, do presently exist or may exist, arising out of or relating to the Original Supply Agreement. ISTA represents and warrants that in executing this Agreement, it does so with full knowledge of any and all rights, which it may have with respect to any of the foregoing releases.

11.3 Unknown Claims. Biozyme and ISTA each understand and agree that the releases provided in this Article 11 extend to all claims of every nature and kind, whether known or unknown, suspected or unsuspected. It is expressly understood and agreed that Biozyme and ISTA each hereby waive any statutes or common law doctrines under which a general release would not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release. Biozyme and ISTA acknowledge that they may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist. Nevertheless, the parties affirm that it is their intention, subject to the terms of this Article 11, to hereby fully, finally and forever settle and release all claims of the type described in Sections 11.1 and 11.2, known or unknown, suspected or unsuspected, and whether or not concealed or hidden.

11.4 Exception to Releases. Notwithstanding Sections 11.1, 11.2 and 11.3, the foregoing releases do not extend to claims arising under the Original Supply Agreement with respect to (i) the warranties and quality assurance requirements (including without limitation the terms of the Technical Agreement) applicable to any Product shipped by Biozyme to ISTA prior to the Effective Date, (ii) the confidentiality obligations of the parties with respect to disclosures of Confidential Information prior to the Effective Date, (iii) Biozyme’s obligations under the second sentence of Section 3.1 of the Original Supply Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate as of the date and year first above written by their respective duly authorized representatives.

BIOZYME LABORATORIES, LTD.	ISTA PHARMACEUTICALS, INC.

By:	By:
Title:	Title:

Exhibit A - Specifications

Exhibit B - Equipment

Exhibit C – Release Testing Specifications

Exhibit D – Master Batch Records Listing

Exhibit A

Specifications

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A-1

Exhibit B

Equipment

Description

[*]

B-1

Exhibit C

Release Testing Specifications

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Exhibit C-1

Release Tests to be Performed by Biozyme and Associated Specifications

Release Tests and Specifications

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[ * ]	[ * ]
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Exhibit C-2

Release Tests to be Performed by ISTA and Associated Specifications

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Exhibit D

Master Batch Records Lists

The form of Master Batch Records approved by ISTA as of the Effective Date are as follows:

List Of MBRs And PBRs Used In The Production Of Hyaluronidase

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D-1